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                                                                      EXHIBIT 12


     STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars in thousands)


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                                               FISCAL YEARS ENDED                   Quarter Ended
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                              June 30,  June 30,  June 30,  June 30,  June 27, September 30, September 26,
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                                 1993      1994      1995      1996      1997          1996          1997
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
HISTORICAL
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Registrant's pretax income     $20,055   $22,105   $26,220   $30,226   $26,940       $11,109      $ 7,915
 from continuing operations
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Interest                         2,473     2,455     2,522     2,608     8,704           737        5,277
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Amortization of debt                 9         9         9         9       394             2          298
 expense and discount on
 premium
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Total fixed charges              2,482     2,464     2,531     2,617     9,098           739        5,575

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Total earnings and fixed       $22,537   $24,569   $28,751   $32,843   $36,038       $11,848      $13,490
 charges
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Preferred stock dividend requirements                                    1,102                      1,346
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Total fixed charges and        $ 2,482   $ 2,464   $ 2,531   $ 2,617   $10,200       $   739      $ 6,921
 preferred stock dividends
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Ratio                             9.1x     10.0x     11.4x     12.5x      3.5x         16.0x         1.9X
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PRO FORMA
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Pretax income from                                                     $11,106                    $ 7,110
 continuing operations
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Interest                                                                25,015                      6,379
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Total earnings and fixed                                                36,121                     13,489
 charges
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Preferred stock dividend requirements                                      733                        183
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Total fixed charges                                                     25,748                      6,562
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Pro forma ratio                                                           1.4x                       2.1x
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